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                                   QUINTILES
                                 TRANSNATIONAL

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE                                          www.quintiles.com

CONTACT:  Pat Grebe, Media Relations (pgrebe@quintiles.com)
          Greg Connors, Investor Relations (invest@quintiles.com)
          (919) 998-2000

               QUINTILES LOWERS EARNINGS TARGETS, CITING CLASS OF
                            CARDIOVASCULAR PRODUCTS;
                         PROJECT BACKLOG REMAINS STRONG

RESEARCH TRIANGLE PARK, N.C. - September 15, 1999 - Quintiles Transnational Corp. (Nasdaq: QTRN) today announced that it expects financial results for its third quarter ended Sept. 30, 1999, to come in below analysts' estimates. Based on preliminary results received this week for the month of August, and a revised forecast for September, management estimates that earnings for the third quarter will be about $0.27 per share. Management attributes the slower than expected growth to the performance of its Quintiles Product Development service group, which has been affected during the quarter, in part, by the early terminations of several large-scale ongoing clinical programs involving a specific class of cardiovascular drugs found not to be efficacious. In addition, the need to more efficiently distribute backlog among therapeutic business units and better match resources to demand affected performance.

The company also has revised its estimates for fourth quarter earnings to about $0.32 per share. Earnings are projected by management to grow approximately 25 percent during the year 2000.

"Our anticipated shortfall stems largely from the unprecedented cessation by pharmaceutical companies of clinical programs tied to a single class of cardiovascular drugs," said Rachel Selisker, Chief Financial Officer and Executive Vice President, Finance, Quintiles Transnational Corp. "The early terminations of global projects in one therapeutic area made it particularly difficult to switch resources to other projects. While we are encouraged that our backlog is exceptionally strong, it is not spread evenly across all of our therapeutic business units, which sometimes creates a mismatch of demand and resources. We are taking steps to distribute backlog more efficiently and balance revenues and expenses across the Product Development service group."

Dennis Gillings, Ph.D., Chairman and Chief Executive Officer of Quintiles Transnational Corp., said: "While we are disappointed with the anticipated results for this quarter, we remain highly confident of our growth opportunity and the success of our business model across the whole of the company. In particular, the performance of our commercialization sector, our electronic transactions processing business and our QUINTERNET(TM) Informatics service group remain on target. We also believe that the fundamentals of the product development sector remain strong for companies such as ourselves that offer diversified global services for large-scale projects."

Ludo Reynders, Ph.D., Chief Executive Officer of Quintiles Product Development, added: "Through our services to the pharmaceutical industry we help bring drugs quickly to market. We also help hasten the discovery that some drugs in development should not be brought to market, and because of this, some of our contracts terminate early. In August, our cardiovascular group

Quintiles Transnational Corp.
P. O. Box 13979
Research Triangle Park, NC 27709-3979
919-941-2000/Fax 919-941-2041
http://www.quintiles.com
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faced early termination of several clinical programs largely as the result of findings - to which our work contributed - presented at a meeting of the European Society of Cardiology in Barcelona. We remain committed to deploying our resources in the best way to serve our customers across the entire arena of drug development."

Quintiles Transnational Corp. is the market leader in providing a full range of integrated product development and commercialization solutions to the pharmaceutical, biotechnology and medical device industries. Quintiles also is a leader in electronic transactions processing and informatics for the healthcare sector and provides healthcare policy consulting to governments and other organizations worldwide.

Headquartered near Research Triangle Park, North Carolina, Quintiles is a member of the Forbes Platinum 400, the Fortune 1000, the Business Week Global 1000 and the Nasdaq-100 Index. With more than 19,000 employees worldwide and offices in 31 countries, Quintiles operates through specialized work groups dedicated to meeting customers' individual needs. Visit the Quintiles Transnational Web site at www.quintiles.com.

Information in this press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, our ability to efficiently distribute backlog among therapeutic business units and match demand to resources, actual operating performance, the ability to maintain large client contracts or to enter into new contracts, the ability to operate successfully in new lines of business, the ability of the recently combined businesses to be integrated with Quintiles' current operations, and the actual costs of combining the businesses. Additional factors that could cause actual results to differ materially are discussed in the company's recent filings with the Securities and Exchange Commission, including but not limited to its S-3 and S-4 Registration Statements, its Annual Report on Form 10-K, its Form 8-Ks, and its other periodic reports, including Form 10-Qs.

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